Exhibit 99(a)
FINAL OFFICIAL RECORD OF JULY 4, 2007
Receivers
Mr. Adalberto Cañadas (Lawyer)
Mr. Enrique Bujidos (for the auditor)
Mr. Fernando Gómez (for the creditor)
Directly-elected representatives of the workers
Mr. Antonio Pina Enríquez (CCOO)
Mr. Salvador Marchante Grille (CCOO)
Mr. José Ma Castaño Gómez (USO)
Mr. José Rojas Alvarez (CGT)
Mr. José Ma Calle Hurtado (CCOO)
Mr. José Antonio Salvador de los Santos (CCOO)
Mr. Pedro Lloret Linar (CCOO)
Mr. Pedro Salinas Armario (CCOO)
Mr. José Manuel Fernández Catalán (CCOO)
Mr. Felipe Salvador González (CCOO)
Mr. Alberto Alvarez Cabas (USO)
Mr. Miguel Paramio Carrión (USO)
Mr. Francisco Javier Carretero Gavira (CGT)
Mr. José Pérez Corona (CGT)
Mr. Antonio Montoro Núñez (UGT)
Mr. Francisco Pérez Vasco (UGT)
Mr. Alfonso Valiente Chamizo (UGT)
Mr. Manuel Jaime Ibáñez (UGT)
Mr. Juan Jesús Toledo Nieto (UGT)
Labor union representatives of the workers
Mr. Juan Berrocal (CCOO)
Mr. José Barriga (UGT)
Mr. Isidro Jiménez (CGT)
Mr. Juan José Herrera Andrés (USO)
Insolvent party
Mr. Gonzalo Herrera
Social partners
Mr. Enrique Ma Jiménez (CCOO)
Mr. Manuel Jiménez Gallardo (UGT)
Public authorities
Mr. Javier Guerrero Benítez (Executive
Director of Labor and Social Security
of the Andalucía Autonomous
Community Government)

Mr. Juan Ma Bouza (Department of
Employment of the Andalucía
Autonomous Community Government)
Ms. Angelines Ortiz del Rio
(Department of Innovation, Science
and Enterprise of the Andalucía
Autonomous Community Government)
Mr. Ramón Díaz Alcaraz (Labor
Adviser to the Department of
Employment of Andalucía Autonomous
Community Government)
Mr. Miguel Aramburu González
(Employment Office of the Andalucía
Autonomous Community Government in Cadiz)
Advisers
Javier Martín-Gamero (for the receivers)
Jorge Martín (for the insolvent party)
Juan Vaz (for the insolvent party)
José Miguel Caballero (for the insolvent party)
Alfonso Martínez Escribano (for the insolvent party)
Juan A. López de Carvajal (for the insolvent party)
Ms. Maribel Román (for UGT)
Mr. Miguel Conde Villuendas (for CCOO)
In Seville, on July 4, 2007, the aforementioned persons, acting in the above-mentioned capacities, appeared in this act and agreed to state and agree as follows
BACKGROUND
I. In view of the critical economic, financial and net worth position in which it found itself, on March 20, 2007, DASE filed a petition for a voluntary insolvency proceeding, the hearing of which fell to the Mercantile Court of Cadiz, which issued the related insolvency order on April 13, 2007.
II. Subsequently, on May 16, 2007, the Company filed with such Court a petition to terminate the employment contracts maintained by DASE, the consultation period for which was initiated on June 5, 2007.
III. After holding various meetings during such period, the parties deemed the CONSULTATION PERIOD TO HAVE ENDED WITH AGREEMENT, in accordance with the following

CLAUSES
1. It is agreed that all of the employment contracts of DASE shall be terminated on July 31, 2007. However, in order to carry out and culminate the outstanding tasks at the Company, before the end of the period referred to in Clause Five of this document, July 20, 2007, DASE shall designate the employment contracts that are necessary to perform such tasks, and such contracts shall be terminated in any event within not more than one year.
2. For the pursuit of the non-industrial activities that the Company continues to pursue, the workers of DASE shall have absolute priority, based on the criteria of specialization, professional profile and length of service. These workers must also be designated by DASE before July 20, 2007.
3. In order to carry out the aforesaid terminations, a lump sum of €120 million is committed in accordance with the following conditions and procedure:
a). Within not more than 7 days following the notification of the Court Order accepting this agreement, DASHI, expanding the voluntary offer originally made, shall finance the above-mentioned gross sum of €120 million for the sole purpose of paying the amounts corresponding to the employment contract terminations. This sum constitutes in any event the maximum limit of the severance payable. DASHI shall deposit such amount in an account which it holds and which shall be available to the receivers for the sole purpose of applying this Agreement. For such purpose, the receivers shall receive the corresponding mandate to pay the amounts that apply as a result of the termination of the employment contracts. A copy of the notice from DASHI stating its commitment is attached as
Schedule I.
b). Once each worker’s contract has been terminated, the receivers shall pay out of the aforementioned deposit until it is exhausted the severance pay corresponding to each worker on the basis of the following criteria:
1. with a view to attending to the objectively most precarious situation of the workers with the lowest incomes, thereby balancing the consequence derived from the contract terminations in a more equitable and supportive manner among all of the workers, and taking into account that the overall severance payable offered by the Company is limited to the already-mentioned figure of €120 million gross; as a matter of preference it is established that each worker shall receive 45 days’ pay per year worked, having regard to his or her annual compensation in wages for the period running from July 1, 2006 to June 30, 2007, and with the length of service recognized by the company as of July 31, 2007, regardless of the effective date of contractual termination, and the individual resulting amount may not exceed TWO HUNDRED THOUSAND EUROS (€200,000) gross;
2. if, once the above criterion has been applied, there is any remainder, the excess shall, until the overall amount of €120 million is exhausted, be distributed equally among the workers referred to in this Agreement, thereby dividing such excess by the number of workers affected by this termination measure;
3. the application of the above criteria ensures in any event:
•	the minimum individual statutory severance of 20 days’ pay per year, up to the limit of one year’s pay, and

•	shall not exceed in any case the maximum overall severance limit of €120 million gross.
The payment of the individual severance packages in accordance with above criteria and the performance of the corresponding legal obligations is subject in all cases to authorization from DASE; in particular, because it is the party subject to the tax obligation, prior to the payment of the severance, DASE must express its agreement with the amount of the tax withholdings that should be made.
Before July 18, 2007, in implementation of this Agreement, DASE and the workers’ representatives shall specify in accordance with the agreed parameters the individualized amounts that apply in order to inform the interested parties; in the event of a disagreement, the matter shall be submitted to the decision of the Mercantile Court.
Simultaneously with such payment, DASE shall pay each worker the amounts corresponding to accrued salaries to which he or she is entitled, and each worker shall be required to sign the corresponding final settlement (Schedule II).
With the payment of the above-mentioned €120 million, all of the obligations, both collective and individual, of DASE to the employees as result of the termination of their contracts shall be fully and totally fulfilled.
c). DASE’s financing commitment of €120 million is conditional on the date of termination of the employment contracts being at the latest July 31, 2007, except for the contracts designated by DASE for the purposes of carrying out and culminating the outstanding tasks and of continuing with the non-industrial activities.
4. The Public Authorities have repeatedly stated the importance of the business assets of DASE as elements that prevent the de-industrialization of the area. This expectation, without the transfer of such assets, would be impossible to achieve.
As the signing parties are aware that DASE is not going to continue with the industrial activity, the transfer of the assets must take place in any event in accordance with the terms of this Clause.
Based on these circumstances, and with a view to achieving the optimal conditions for the continuation of the industrial activities through the establishment of business projects with a guaranteed future, DASE hereby gives a commitment to the Andalucía Autonomous Community Government (the “Andalucía Government”) that, once the contracts have been terminated, except for the contracts necessary to carry out and culminate the outstanding tasks at the Company as referred to in Clause One of this

Agreement, it shall transfer “as is” (in their present locations and states) the land, installations and machinery, tangible fixed assets owed by DASE, located at the Puerto Real plant that are necessary for the future pursuit of any industrial activities. For these purposes, the parties refer to the list of assets stated in the official report prepared by the Services of Industry, Energy, Mines and Economic Cooperation and Technological Development of the Provincial Office of Cadiz of the Department of Innovation, Science and Enterprise of the Andalucía Government, which was furnished in the insolvency proceeding by the Legal Office of the aforementioned Government. In this connection, the assets that form part of the Agreement are the tangible fixed assets, land, installations and machinery located in Puerto Real and owned by DASE and which, moreover, are listed in the aforementioned Report.
To that end, the Andalucía Government signs this Agreement.
The procedure and conditions for carrying out the transfer shall be the following:
a). Given the insolvency-related determining factors present in this case, the transfer of title to the assets may only take place once the arrangement with creditors referred to in Articles 99 et seq. of the Insolvency Law has been fulfilled. In this respect, DASE undertakes to propose to the creditors an arrangement without a postponement, so that it can be fulfilled immediately. DASE states that an approximate time period for the arrangement to be fulfilled could be 5 months following the signing of this Agreement.
b). The proposed arrangement shall include the grant to the receivers of the authority to participate in the acts of administration and disposition over the assets by way of their authorization and agreement, on the same terms as in the ordinary phase of the insolvency proceeding.
c). Once the circumstances referred to in letter a) above are present, DASE shall notify the Andalucía Government of such situation. Within not more than 15 calendar days following such notification, the Andalucía Government shall notify the managing body of DASE by duly authenticated means of the identity of the person or entity to whom the assets must be transferred, as well as the conditions of the transfer (identity of the transferee and price). Any expenses and taxes, including the tax on the increase in urban land value, derived from the transaction shall be borne by the transferee.
If such notification does not take place, the commitment to transfer assets shall become void automatically with no need for any formality.
The transfer shall be carried out by DASE with the participation of the receivers, who shall ensure at all times compliance with the legal obligations inherent in the transfer.
d). In order to facilitate the transfer of the assets of DASE, as well as the approval and fulfillment of the arrangement with the creditors, DASHI, Delphi Corporation and their investees and any other specially related entity that has claims against DASE, shall forgive or capitalize such claims in the arrangement with the creditors, or shall unconditionally waive them by way of any formula that does not impede strict compliance with what is agreed on herein.
5. This Agreement shall be submitted to the workers’ Assembly and for approval by the managing body of DASHI and/or Dephi Corporation, by the Creditors’ Committee of the insolvency proceeding that DASHI and Delphi Corporation are undergoing in the United States and/or by the Court before which such proceeding is being conducted (Chapter 11).
These approvals must take place by July 20, 2007 at the latest so that this Agreement can be submitted for acceptance by the Mercantile Court of Cadiz.
Both DASE and the receivers shall lend their assistance to the parties, including DASHI, in order to obtain the ratifications and authorizations provided for in this Agreement. In particular, if necessary, they shall support the motion made by DASHI or DELPHI CORPORATION to the Judge of the Chapter 11 proceeding requesting authorization for this Agreement.
6. With the acceptance of the collective termination of the employment contracts by the Cadiz Mercantile Court, compliance by DASE with the obligations provided for therein, and the approval and completion of an arrangement with creditors with the payment of more than two-thirds of claims and waiting periods of less than three years, even in the event that the liquidation phase of the insolvency process is not commenced, Article 163 of the Insolvency Law provides that no subfile to assess (“pieza de calificación”) the insolvency would be opened. Accordingly, in such case, DASE, DASHI, Delphi Corporation and their subsidiaries would not be subject to any liability for insolvency forming the subject matter of such assessment subfile.
In such case, Articles 163 et seq. of the Insolvency Law establish that outside of such assessment subfile, neither the receivers nor any third party may bring action for insolvency-related liability.
The receivers state that they cannot currently quantify the amounts necessary to cover the above-mentioned conditions.
In witness of the content of this document, this OFFICIAL RECORD OF AGREEMENT is signed in the place and on the date first above indicated.

Delphi Automotive Systems (Holding), Inc.
5725 Delphi Drive
Troy, Michigan
48098-2815 USA
July 4, 2007
Delphi Automotive Systems España, S.L.
Puerto Real y CIF B11316031
Spain
Attention: Mr. Gonzalo Herrera Avilés, Sole Administrator

Re:	Agreement Among, Delphi Automotive Systems España, S.L. (“DASE”) DASE Receivers, DASE Workers Council, and DASE Unions (the “Agreement”)
Dear Mr. Herrera:
This will confirm the willingness of Delphi Automotive Systems (Holding) Inc. (“DASHI”) to provide voluntarily funds to Delphi Automotive Systems España, S.L. (“DASE”) in an amount not to exceed One Hundred Twenty Million Euros (€120 million) for collective labor terminations and an amount not to exceed Ten Million Euros (€10 million) for payments to DASE trade creditors to assist DASE to fulfill its obligations under the above-referenced Agreement and on the terms set forth therein.
Our willingness to provide such funds is subject to the following: (i) the Agreement is entered into by all the above-mentioned parties no later than close of business today, July 4, 2007 (subject to the ratifications and other conditions specified in said Agreement); (ii) the current employment agreements of the DASE employees are terminated no later than July 31, 2007, except as otherwise specified in said Agreement; and (iii) the voluntary funding from DASHI is approved by the Board of Directors of Delphi Corporation and DASHI and by the U.S. Bankruptcy Court for the Southern District of New York. Waiver of any of the foregoing conditions is solely at the discretion of DASHI. The foregoing offer supersedes the one contained in our letter of March 19, 2007.
Yours truly,
/s/ MARC C. McGUIRE
Marc C. McGuire
Assistant Secretary &
Assistant General Counsel—International

SCHEDULE II
FINAL SETTLEMENT
In [PLACE], on [DATE]
I, [NAME AND SURNAMES], of legal age, with Spanish I.D. Card [NUMBER], and domicile at [ADDRESS], a worker of DELPHI AUTOMOTIVE SYSTEMS ESPAÑA, S.L. (hereinafter, DASE), STATE:
1.	Pursuant to the Order passed by the Commercial Court of Cadiz on [DATE], in proceedings 84/2007, on [DATE] I was notified of the termination of my employment relationship with the Company.

2.	A net severance pay of [AMOUNT] euros has been paid to me for the termination of my employment contract.

I have also received the amount of [AMOUNT] as settlement.

A breakdown of the amounts delivered to me is attached as a Schedule.

3.	I have received said amounts through [FORM], which is delivered to me and which I hereby accept.

4.	Therefore, on receiving the aforementioned amounts, I consider that I have received full and final settlement of all severance, salary and non- salary amounts and of any rights I may have for the termination of my employment contract, and hereby issue the most full and final receipt for DASE, its shareholder, Delphi Corporation, and the remaining companies in which Delphi holds an interest and the directors and executives of all said companies, and that I have no further claim in court or out of court for any item and I expressly recognize that I am not entitled to take any action for the terminated employment relationship.
In witness whereof, I sign this document in [PLACE], on [DATE]
Signed,